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                              EQUITY RESIDENTIAL PROPERTIES TRUST
                          (a Maryland real estate investment trust)

            Common Shares of Beneficial Interest (Par Value $.01 Per Share)

                                    TERMS AGREEMENT

                                                       Dated: February 18, 1998

To:  Equity Residential Properties Trust
     ERP Operating Limited Partnership
     Two North Riverside Plaza
     Chicago, Illinois  60606

Ladies and Gentlemen:

     We, A.G. Edwards & Sons, Inc. (the "UNDERWRITER"), understand that Equity Residential Properties Trust ("EQR" or the "COMPANY") proposes to issue and sell its Common Shares of Beneficial Interest (the "COMMON SHARES" or "UNDERWRITTEN SECURITIES"). Subject to the terms and conditions set forth or incorporated by reference herein, the Underwriter offers to purchase 1,000,000 Common Shares at the purchase price per Common Share set forth below. The Underwriter intends to sell the Common Shares to Nike Securities L.P., which intends to deposit such shares, together with shares of common stock of other entities also acquired from the Underwriter, into a newly-formed unit investment trust (the "TRUST") registered under the Investment Company Act of 1940, as amended, in exchange for units in the Trust.

     The Underwritten Securities shall have the following terms:

                              Common Shares

Title of Securities:  Common Shares
Number of Shares:  1,000,000
Par Value:  $.01 per Common Share
Closing price per Common Share on NYSE:  $50.00
Purchase price per Common Share:  $47.50
Number of Option Securities, if any, that may be purchased by the Underwriter:  None
Delayed Delivery Contracts:  Not authorized
Additional co-managers, if any:  None
Closing date and location:  February 23, 1998, Rosenberg & Liebentritt, P.C.,
   Two North Riverside Plaza, Suite 1600, Chicago, Illinois  60606

     Except as provided herein, all the provisions contained in the document attached as ANNEX A hereto entitled "Equity Residential Properties Trust (a Maryland real estate investment trust) - Common Shares of Beneficial Interest, Preferred Shares of Beneficial Interest and Depositary Shares - Standard Underwriting Provisions," dated May 16, 1997 (the "STANDARD UNDERWRITING PROVISIONS"), are hereby incorporated by reference in their entirety herein and shall be deemed to be a part of this Terms Agreement to the same extent as if such provisions had been set forth in full herein. Terms defined in such document are used herein as therein defined.

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     Please accept this offer no later than 4:30 p.m. on February 18, 1998 by signing a copy of this Terms Agreement in the space set forth below and returning the signed copy to us.

                                          Very truly yours,

                                          A.G. EDWARDS & SONS, INC.



                                          By  /s/ Richard E. McDonnell
                                              -------------------------------
                                             Name: Richard E. McDonnell
                                             Title: Managing Director


ACCEPTED:


By: EQUITY RESIDENTIAL PROPERTIES TRUST,
    for itself and as the general partner of ERP
    Operating Limited Partnership



    By:  /s/ David J. Neithercut
         --------------------------------------
        Name: David J. Neithercut
        Title: Executive Vice President and
                Chief Financial Officer








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